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As filed with the Securities and Exchange Commission on December 14, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE KROGER CO.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0345740 (I.R.S. Employer Identification No.)

1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Christine S. Wheatley, Esq.
Group Vice President, Secretary and General Counsel
The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

           If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities(3)(8)

Preferred Shares(4)(7)(8)

Depositary Shares(5)(8)

Common Shares, $1 par value per share(6)(8)

Warrants(7)(8)

Total

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)
An unspecified number of the securities of each identified class is being registered. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

(3)
If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

(4)
An indeterminate number of Preferred Shares.

(5)
An indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued under a Deposit Agreement. If we elect to offer fractional interests in Preferred Shares, Depositary Receipts will be distributed for such fractional interests and the Preferred Shares will be issued to the depositary under the Deposit Agreement.

(6)
An indeterminate number of Common Shares.

(7)
An indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Shares or Common Shares.

(8)
An indeterminate number of Debt Securities, Preferred Shares, Depositary Shares and Common Shares, to be issued upon conversion or redemption, or upon the exercise of Warrants, Debt Securities, Preferred Shares or Depositary Shares.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 14, 2016

PROSPECTUS

The Kroger Co.

Debt Securities
Preferred Shares
Depositary Shares
Common Shares
Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We may offer any of the following securities from time to time:

  •
  debt securities;

  •
  preferred shares;

  •
  depositary shares relating to preferred shares;

  •
  common shares; and

  •
  warrants to purchase debt securities, common shares or preferred shares.

        Our common shares are listed on the New York Stock Exchange under the symbol "KR". If we decide to seek a listing of any debt securities, preferred shares, depositary shares, or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

        Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202. Our telephone number is 513-762-4000.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 1 and the documents incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a Registration Statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

        For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we may offer, you should review the full text of those documents. The registration statement and additional information can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

THE COMPANY

        Kroger was founded in 1883 and incorporated in 1902. As of November 5, 2016, we were one of the largest retailers in the world based on annual sales. We also manufacture and process food for sale in our supermarkets. Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100, and our telephone number is (513) 762-4000.

        As of November 5, 2016, directly or through subsidiaries, we operated approximately 2,796 retail food stores, 787 convenience stores, 1,439 supermarket fuel centers, 324 fine jewelry stores, and an online retailer. Some of the convenience stores were franchised to third parties. We also operated directly or through subsidiaries 38 food production plants that permit us to offer quality, low-cost private label products.

RISK FACTORS

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") before making an investment decision. See "Where You Can Find More Information" in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under "Special Note Regarding Forward-Looking Statements."

FORWARD LOOKING STATEMENTS

        Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, the risks described under the caption "Risk Factors" in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, actual events and results may vary significantly from those included in, contemplated or implied by forward-looking statements made by us or our representatives.

WHERE YOU CAN FIND MORE INFORMATION

        Kroger files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov. You can find additional information about Kroger at ir.kroger.com.

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference (i) our Annual Report on Form 10-K for the year ended January 30, 2016, filed with the SEC on March 29, 2016; (ii) our Quarterly Reports on Form 10-Q for the quarter ended May 21, 2016, filed with the SEC on June 28, 2016, the quarter ended August 13, 2016, filed with the SEC on September 20, 2016, and the quarter ended November 5, 2016, filed with the SEC on December 13, 2016; (iii) our Current Reports on Form 8-K filed with the SEC on June 24, 2016 and October 3, 2016; and (iv) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

        You may request a copy of these filings, other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:

The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
Attention: General Counsel

        This prospectus is part of a Registration Statement we filed with the SEC. We have incorporated into this Registration Statement exhibits that include a form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

        You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended January 30, 2016 and for the quarters ended November 5, 2016 and November 7, 2015 is included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended November 5, 2016 and is incorporated in this prospectus by reference.

USE OF PROCEEDS

        We will use the net proceeds from the sale of the securities to repay amounts under our credit facility or short-term borrowings and thereafter to use short-term borrowings or borrowings under our credit facility to repurchase, repay or redeem our outstanding indebtedness. We also expect to use borrowing proceeds for other general corporate purposes.

PLAN OF DISTRIBUTION

        We may sell the securities in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents or dealers;

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  through underwriting syndicates led by one or more managing underwriters; and

  •
  through one or more underwriters acting alone.

        If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

        If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

        We also may sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date.

        We will identify any underwriters or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

        We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.

        The debt securities will be issued under an indenture between Kroger and a trustee to be selected by us. The indenture allows us to have different trustees for each debt security offering.

        We have summarized the material terms of the indenture below. The indenture is included as an exhibit to the Registration Statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.

  Principal Terms of the Debt Securities

        The debt securities will rank equally in right of payment with all of our existing and future unsecured senior debt. The debt securities will rank senior to any future subordinated indebtedness.

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

  •
  their type and title;

  •
  their total principal amount and currency;

  •
  the denominations in which they are authorized to be issued;

  •
  the percentage of their principal amount at which they will be issued;

  •
  the date on which they will mature;

  •
  if they bear interest, the interest rate or the method by which the interest rate will be determined;

  •
  the times at which any interest will be payable or the manner of determining the interest payment dates;

  •
  any optional or mandatory redemption periods and the redemption or purchase price;

  •
  any guarantees by our direct and indirect subsidiaries;

  •
  any sinking fund requirements;

  •
  any special United States federal income tax considerations;

  •
  whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

  •
  any information with respect to book-entry procedures;

  •
  the manner in which the amount of any payments of principal and interest determined by reference to an index are determined; and

  •
  any other specific terms not inconsistent with the indenture.

Denominations, Registration, Transfer and Payment

        We will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under "Global Securities." We will issue registered securities denominated in U.S. dollars only in denominations of $2,000 and integral multiples of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

        You may present registered securities for registration of transfer at the office of the registrar or at the office of any transfer agent designated by us.

        We will pay principal and any premium and interest on registered securities at the office of the paying agent. We may choose to make any interest payment (1) by check mailed to the holder's address appearing in the register or (2) by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by us.

        The trustee's principal office in the City of New York, Chicago, Cincinnati, or other location, will be designated as the sole paying agent for payments on registered securities.

Global Securities

        We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.

        After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Kroger, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

Events of Default

        When we use the term "Event of Default" in the indenture, here are examples of what we mean:

  •
  we fail to pay the principal or any premium on any debt security when due;

  •
  we fail to deposit any sinking fund payment when due;

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  we fail to pay interest when due on any security for 30 days;

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  we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

  •
  we default in any of our other indebtedness in excess of $50,000,000, and that results in an acceleration of maturity; or

  •
  we take specified actions relating to our bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. You should refer to the prospectus supplement for the Events of Default relating to a particular series of debt securities. A default under one series of debt securities will not necessarily be a default under another series.

        If an Event of Default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing Events of Default have been cured or waived.

        If an Event of Default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture.

        The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences.

Modification of the Indenture

        The indenture may be amended without the consent of any holder of debt securities:

  •
  to cure any ambiguity, defect or inconsistency;

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  to permit a successor to assume our obligations under the indenture;

  •
  to add additional covenants for the benefit of holders;

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  to add additional Events of Default;

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  to add or change provisions necessary to facilitate the issuance of securities; or

  •
  to entitle the securities to the benefit of security.

        The indenture may be amended with the written consent of the holders of at least 50% in principal amount of the debt securities of the series affected by the amendment. Holders of at least 50% in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

  However, no amendment or waiver that

  •
  changes the maturity of principal or any installment of principal or interest;

  •
  reduces the amount of principal or interest or premium payable on redemption;

  •
  reduces the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  modifies provisions related to rights of holders to redeem securities at their option; or

  •
  changes other rights of holders as specifically identified in the indenture will be effective against any holder without the holder's consent.

Other Debt Securities

        In addition to the debt securities described above, we may issue subordinated debt securities that rank junior to our senior debt securities. These debt securities will be described in a prospectus supplement and will be issued pursuant to an indenture entered into between Kroger and a trustee that we select. The indenture will be filed with the SEC and qualified under the Trust Indenture Act.

Other Limitations

        The prospectus supplement may contain provisions that limit our ability to consolidate or merge with other companies. It also may contain provisions that limit our right to incur liens and to engage in sale and leaseback transactions.

DESCRIPTION OF CAPITAL STOCK

        Our Amended Articles of Incorporation, as amended, authorize us to issue 2,000,000,000 common shares, $1 par value per share, and 5,000,000 cumulative preferred shares, $100 par value per share. As of December 7, 2016, there were outstanding 938,124,655 common shares, and no cumulative preferred shares.

Common Shares

        All outstanding common shares are, and any shares issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred shareholders if any preferred shares are issued and outstanding, holders of common shares

  •
  are entitled to any dividends validly declared;

  •
  will share ratably in our net assets in the event of a liquidation; and

  •
  are entitled to one vote per share.

        The common shares have no conversion rights. Holders of common shares have no preemption, subscription, redemption, or call rights related to those shares.

        Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent and registrar for our common shares.

Preferred Shares

        This prospectus describes the terms and provisions of our preferred shares. When we offer to sell a particular series of preferred shares, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred shares. The preferred shares will be issued under a certificate of designations relating to each series of preferred shares. It is also subject to our Amended Articles of Incorporation.

        We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred shares.

        Our Amended Articles of Incorporation, as amended, authorize us to issue 5,000,000 preferred shares, par value $100 per share. Our Board is authorized to designate any series of preferred shares and the powers, preferences and rights of the preferred shares without further shareholder action. As of December 7, 2016, we had no preferred shares outstanding.

        Our Board is authorized to determine or fix the following terms for each series of preferred shares, which will be described in a prospectus supplement:

  •
  the designation and number of shares;

  •
  the dividend rate;

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  the payment date for dividends and the date from which dividends are cumulative;

  •
  our redemption rights and the redemption prices;

  •
  amounts payable to holders on our liquidation, dissolution or winding up;

  •
  the amount of the sinking fund, if any;

  •
  whether the shares will be convertible or exchangeable, and if so the prices and terms; and

  •
  whether future shares of the series or any future series or other class of stock is subject to any restrictions, and if so the nature of the restrictions.

        When we issue preferred shares, they will be fully paid and nonassessable.

Dividends

        The holders of preferred shares will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board.

        Our Board will not declare and pay a dividend on any series of preferred shares unless full dividends for all series of preferred shares ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred shares of each series and any series of preferred shares ranking equal to any other series as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred shares will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred shares bear to each other.

        Unless all dividends on the preferred shares have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common shares or on any class of security ranking junior to the series of preferred shares, except for dividends or distributions paid for with securities ranking junior to the preferred shares. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred shares as to dividends or liquidation preferences, except by conversion into or exchange for stock junior to the series of preferred shares.

Convertibility

        We will not convert or exchange any series of preferred shares for other securities or property, unless otherwise indicated in the prospectus supplement.

Redemption and sinking fund

        We will not redeem or pay into a sinking fund any series of preferred shares, unless otherwise indicated in the prospectus supplement.

Liquidation rights

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred shares, and all amounts owing on any preferred shares ranking equally with that series of preferred shares as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common shares or any class of shares ranking junior to the series of preferred shares as to dividends and liquidation preferences.

        In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred shares in full, we will allocate the remaining assets equally among all series of equally-ranked preferred shares based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of a series of preferred shares will not be entitled to participate in any further distribution of our assets.

Voting rights

        Holders of preferred shares will be entitled to one vote per share, unless otherwise indicated in the prospectus supplement or otherwise required by law.

Transfer agent and registrar

        The prospectus supplement for each series of preferred shares will name the transfer agent and registrar.

DESCRIPTION OF DEPOSITARY SHARES

        This prospectus describes the terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the depositary shares being offered.

        We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares.

        We may offer fractional interests in preferred shares, rather than full preferred shares. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a preferred share of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us, the depositary and the holders of the depositary receipts.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred shares.

        If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.

Liquidation Preference

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference accorded each share of the applicable series of preferred shares.

Redemption

        If we redeem the series of preferred shares underlying the depositary shares, we will redeem the depositary shares from the redemption proceeds of the preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred shares being redeemed. The depositary will mail the notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary receipts.

Voting

        The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of preferred shares represented by its depositary shares. The depositary will try, if practical, to vote the preferred shares underlying the depositary shares according to the instructions received. We will agree to try to take all action that the depositary finds necessary in order to enable the depositary to vote the preferred shares in that manner. The depositary will not vote any of the preferred shares for which it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

        If holders surrender depositary receipts at the principal office of the depositary and pay any unpaid amount due to the depositary, the owner of the depositary shares is entitled to receive the number of whole preferred shares and all money and other property represented by the depositary shares. Partial preferred shares will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of preferred shares, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Holders of preferred shares received in exchange for depositary shares will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary receipts.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by the holders of at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred shares, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution to the holders of the preferred shares in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary's charges for the initial deposit of the preferred shares and the initial issuance of the depositary shares, any redemption of the preferred shares and all exchanges for preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

Obligations of Depositary

        The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to it and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at other places it deems advisable, any reports and communications received from us.

        We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding related to any depositary shares or preferred shares unless we receive satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information. We also may rely on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. At any time we may remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred shares underlying the depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred shares. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares;

  •
  the tax basis of each preferred share to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

  •
  the holding period for preferred shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

DESCRIPTION OF WARRANTS

        This prospectus describes the terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

        We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

        We may issue warrants for the purchase of our debt securities, preferred shares or common shares. Warrants may be issued alone or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

  •
  their title;

  •
  their offering price;

  •
  their aggregate number;

  •
  the designation and terms of the debt securities that can be purchased when they are exercised;

  •
  the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

  •
  the date when they and any debt securities issued will be separately transferable;

  •
  the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

  •
  the date on which the right to exercise warrants begins and the date on which the right expires;

  •
  the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

  •
  information about book-entry procedures;

  •
  the currency in which the offering price and the exercise price are payable;

  •
  a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions; and

  •
  the redemption or call provisions.

Stock Warrants

        The prospectus supplement relating to any particular issue of warrants to issue common shares or preferred shares will describe the terms of the stock warrants, including the following:

  •
  their title;

  •
  their offering price;

  •
  their aggregate number;

  •
  the designation and terms of the common shares or preferred shares that can be purchased when they are exercised;

  •
  the designation and terms of the common shares or preferred shares that is issued and the number of warrants issued with common shares or preferred shares;

  •
  the date when they and any common shares or preferred shares issued will be separately transferable;

  •
  the number of common shares or preferred shares that can be purchased when they are exercised and the purchase price;

  •
  the date on which the right to exercise them begins and the date on which the right expires;

  •
  the minimum or maximum amount that may be exercised at any one time;

  •
  the currency in which the offering price and the exercise price are payable;

  •
  a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions; and

  •
  the redemption or call provisions.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the securities will be passed upon for Kroger by Christine S. Wheatley, Esq., Group Vice President, Secretary and General Counsel of Kroger, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of December 13, 2016, Ms. Wheatley owned approximately 54,113 Kroger common shares, and had options to acquire an additional 127,369 common shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are estimated as follows:

Registration Fee for Registration Statement	$(1)
Accounting Fees and Expenses	(2)
Blue Sky Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)
In accordance with Rule 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
The amount of these expenses is not presently known.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under the Registrant's Regulations (bylaws) each present or former director, officer or employee of the Registrant and each person who is serving or shall have served at the request of the Registrant as a director, officer, or employee of another corporation (and his heirs, executors and administrators) will be indemnified by the Registrant against expenses actually and necessarily incurred by him, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer, or employee, provided (1) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Registrant or such other corporation, (2) he is determined to have acted in good faith in what he reasonably believed to be the best interest of the Registrant or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. See also Ohio Revised Code, Section 1701.13.

        The Registrant also maintains directors' and officers' reimbursement and liability insurance pursuant to policies with aggregate limits of $175 million.

ITEM 16.    EXHIBITS

1.1	Form of Underwriting Agreement.
3.1	Amended Articles of Incorporation are hereby incorporated by reference to Exhibit 3.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended May 22, 2010, as amended by the Amendment to Amended Articles of Incorporation, which is hereby incorporated by reference to Exhibit 3.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended May 23, 2015.
3.2	Kroger's Regulations are incorporated by reference to Exhibit 3.2 of Kroger's Quarterly Report on Form 10-Q for the quarter ended May 26, 2007.
4.1	Form of Senior Indenture (including form of securities) is hereby incorporated by reference to Exhibit 4.3 of Kroger's Registration Statement on Form S-3 (Registration No. 333-74389).

*4.2	Certificate of Designation of series of preferred shares.
*4.3	Form of Deposit Agreement for depositary shares.
*4.4	Form of Warrant Agreement, including form of warrant certificate.
5.1	Opinion of Christine S. Wheatley, Esq., including her consent.
12.1	Computation of Ratio of Earnings to Fixed Charges is hereby incorporated by reference to Exhibit 99.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended November 5, 2016.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Christine S. Wheatley, Esq., included in Exhibit 5.1.
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*
To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.

ITEM 17.    UNDERTAKINGS.

        (a)   The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in clauses (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  If the Registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

             (ii)  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                i.  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

              iv.  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 of Part II or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 14, 2016.

THE KROGER CO.
By:	/s/ CHRISTINE S. WHEATLEY Christine S. Wheatley Group Vice President, Secretary and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 14, 2016.

/s/ W. RODNEY MCMULLEN W. Rodney McMullen	Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Chief Financial Officer (principal financial officer)
/s/ M. ELIZABETH VAN OFLEN M. Elizabeth Van Oflen	Vice President & Controller (principal accounting officer)
* Nora A. Aufreiter	Director
* Robert D. Beyer	Director
* Anne Gates	Director
* Susan J. Kropf	Director
* Jorge P. Montoya	Director

* Clyde R. Moore		Director
* Susan M. Phillips		Director
* James A. Runde		Director
* Ronald L. Sargent		Director
* Bobby S. Shackouls		Director
*By:	/s/ CHRISTINE S. WHEATLEY Christine S. Wheatley, Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1
Amended Articles of Incorporation are hereby incorporated by reference to Exhibit 3.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended May 22, 2010, as amended by the Amendment to Amended Articles of Incorporation, which is hereby incorporated by reference to Exhibit 3.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended May 23, 2015.
3.2	Kroger's Regulations are incorporated by reference to Exhibit 3.2 of Kroger's Quarterly Report on Form 10-Q for the quarter ended May 26, 2007.
4.1	Form of Senior Indenture (including form of securities) is hereby incorporated by reference to Exhibit 4.3 of Kroger's Registration Statement on Form S-3 (Registration No. 333-74389).
*4.2	Certificate of Designation of series of preferred shares.
*4.3	Form of Deposit Agreement for depositary shares.
*4.4	Form of Warrant Agreement, including form of warrant certificate.
5.1	Opinion of Christine S. Wheatley, Esq., including her consent.
12.1	Computation of Ratio of Earnings to Fixed Charges is hereby incorporated by reference to Exhibit 99.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended November 5, 2016.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Christine S. Wheatley, Esq., included in Exhibit 5.1.
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*
To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.